OFFICE SERVICE AGREEMENT

This Office Service Agreement ("Agreement"), dated 30th Day of June, 2025, between CELEBRATION CORPORATE CENTER, LLC having an address at 1420 Celebration Blvd, Suite 200, Celebration, Fl 34747 ("Licensor") and La Rosa Holdings Corp. having an address at 1420 Celebration Blvd. 2nd floor Celebration, FL 34747 Attn: Joseph La Rosa, ("Licensee"). Upon execution, Licensee will deliver to Licensor a one-time set up fee of $ 0 and a retainer of $ 0 ("Retainer").

In consideration of the covenants and fees set forth herein, Licensor shall grant to Licensee a license to use one or more offices in the Celebration Corporate Center (as hereinafter defined, "Center") and the facilities and services of the Center, upon and subject to the terms set forth below.

The basic terms of this Agreement are as follows:

LICENSED SPACE, TERM & BREAKDOWN OF TOTAL FIXED MONTHLY CHARGES:

OFFICE #	Approximate Size	LICENSE PERIOD START DATE	LICENSE PERIOD END DATE	MAXIMUM NUMBER OF OCCUPANTS	MONTHLY BASE OFFICE CHARGE	TOTAL MONTHLY SERVICE CHARGES (SEE BREAKDOWN ON NEXT CHART)	TOTAL FIXED MONTHLY CHARGES
18	3,070	07/1/2025	06/30/2026	18	$12,600.00	0	$12,600.00
5%	Disc	7/1/2025	6/30/2026	18	(600.00)	0	(600.00)
			TOTAL MONTHLY FIXED CHARGES: Taxes Not Included, Applicable Taxes Will Be Applied				$12,000.00

The Monthly Base Office Charge includes: use of the Office(s) (available 24/7); use of lighting, electrical, heating and air conditioning services during normal business hours; shared access to furnished reception area; shared access to professional receptionist; restroom facilities; shared access to furnished conference rooms, which may be reserved on a first come, first served basis for an additional charge; mail and package receipt; and janitorial service Monday through Friday (collectively, "Base Services"). Services will be provided to Licensee subject to all of the terms and conditions of this Agreement.

Additional Services ordered on a monthly basis are referred to as "Total Monthly Service Charges," which charges shall be paid monthly by Licensee at the same time as the Monthly Base Office Charge. Other additional services may be available from time to time at additional cost ("Additional Services").

OFFICE #	INTERNET	PHONE EQUIPMENT RENTAL	PHONE LINE	LIVE PHONE ANSWERING SERVICE	VOICEMAIL	LOUNGE ACCESS	FURNITURE	TOTAL MONTHLY SERVICE CHARGES
18	included	n/a	n/a	n/a	n/a	included	included	$0

List of Authorized Users to incur charges on behalf of Licensee (It is the responsibility of Licensee to keep this list updated for Licensor.):

____

Included Furniture:

OFFICE #	DESK	CREDENZA	BOOKCASE	DESK CHAIR	SIDE CHAIRS	DESK RETURN	FILE CABINET	ROUND TABLE	OTHER
18	18	0	0	18	18	0	0	0	0

Licensee Initials ______

TERMS AND CONDITIONS

1. OFFICE:

A. Licensee has been granted a license for the use of the Office (the word "Office" will also apply to multiple "offices", as appropriate) and the included furniture ("Furniture"), and for the shared use of the common areas of the Center. Licensee may not bring additional furniture or equipment into the Office without Licensor's prior written consent. Any authorized furniture, equipment or large items of personal property may be moved into the Office only after normal business hours and in compliance with all applicable Center and condominium rules. Licensor may require an additional moving deposit, as determined in Licensor's sole discretion, to cover any damage resulting from Licensee's move. At the commencement of the License Period, the parties shall prepare an inventory list in which Licensee confirms receipt of keys and/or entry cards and the condition of the Office and Furniture. The Licensor provides cleaning of the Office (Monday through Friday), and standard overhead lighting, electricity and heating and air conditioning to the Center during normal business hours on Monday through Friday (other than Center holidays) as Base Services. The normal business hours and quantities of the foregoing services are determined by Licensor from time to time. Licensor shall deliver the Office and Furniture in its "as is" condition on the commencement of the License Period, and Licensor shall have no obligation to perform any work in order to prepare the Office or the Furniture for occupancy by Licensee. Licensee acknowledges that Licensor has not made any representations or warranties with respect to the Office, Furniture or the Center and that Licensee is exercising its own independent business judgment by entering into this Agreement. By taking of possession of the Office, by Licensee shall be deemed to have agreed that the Office, Furniture and the Center were in good and satisfactory condition at the time such possession was so taken.

B. Licensee shall use the Office for executive and general offices and for no other purpose including, without limitation, any retail sales. Licensee shall not compete with Licensor in the business of providing a serviced office accommodation. Licensee shall not use the Office in any manner that violates this Agreement, is prohibited by law, creates a nuisance for other licensees or invitees of the Center, may be hazardous, may invalidate or increase the premium of any insurance policy carried with respect to the Center, or may impair the character or reputation of the Center. Licensee may conduct business from the Center only in the name of Licensee (and for the business) specified on the first page of this Agreement. Licensee will comply with all rules, regulations and requirements of the Center as established by Licensor from time to time.

C. Licensor may relocate Licensee to another office(s), in the Center of equal or larger size and configuration at any time and from time to time upon not less than ten (10) days prior notice. Licensor shall pay any reasonable expenses incurred in connection with the relocation of Licensee's personal property.

D. Licensee shall maintain the Office in good condition and repair at its sole cost and expense. Licensee shall make no additions or alterations to the Office or the Center, including, without limitation, attaching or affixing anything to the walls, or install any equipment or artwork therein, without the prior written consent of Licensor, which may be granted or withheld in the sole discretion of Licensor. Licensor may perform repairs and alterations to the common areas of the Center at any time and from time to time as Licensor deems necessary.

2. NATURE OF THE AGREEMENT:

This Agreement is not a lease and does not create any interest in real property. The whole of the Center remains Licensor's property and in Licensor's sole and exclusive possession and control. Licensee acknowledges that this Agreement does not create and Licensor does not grant any tenancy interest, leasehold estate or other real property interest to Licensee. Upon the termination of this Agreement for any reason, whether at the expiration of the License Period or otherwise, Licensee's license to occupy the Office or the Center is revoked automatically. This Agreement is personal to Licensee and may not be transferred or assigned to anyone else. Licensor may transfer or delegate the benefit of this Agreement and Licensor's obligations under it at any time.

3. DURATION:

This Agreement lasts for the License Period, and will be extended automatically for successive periods equal to the License Period until brought to an end by Licensor or Licensee. All periods shall run to the last day of the month in which they would otherwise expire. The Monthly Base Office Charge on any renewal of the License Period will be a minimum five percent (5%) increase on the current Monthly Base Office Charge. Monthly Base Service Charges during any renewal may be increased by Licensor to reflect increases in Licensor's costs or discounts given to Licensee. In all other respects the Agreement will renew on the same terms and conditions.

4. BRINGING THE AGREEMENT TO AN END:

Either party can terminate the Agreement at the end of the License Period, or at the end of any extension or renewal of the License Period, by giving at least forty-five (45) days prior written notice to the other party. If Licensee is occupying three or more offices, such notice must be given at least sixty (60) days prior to any termination date.

5. TERMINATION:

A. If Licensor is unable to deliver possession of the Office at the commencement of the License Period for any reason, Licensor will not be liable to Licensee for any damages, nor will this Agreement terminate or the obligations of Licensee hereunder be affected, except that Licensee will not be required to pay any sums hereunder until Licensor delivers possession of the Office to Licensee. The License Period will commence upon Licensor's delivery of possession of the Office to Licensee.

B. Upon the termination of the License Period for any reason, Licensee's license to occupy the Office and the Center is revoked and Licensee shall remove all of its personal property and return the Office, the Furniture and all of Licensor's equipment to Licensor in the same condition in which they were delivered to Licensee, subject only to reasonable wear and tear. Licensee will be responsible for any damage, cleaning or repair that exceeds reasonable wear and tear. Any personal property left in the Office or the Center after the termination of the License Period will be considered abandoned and Licensor may dispose of same without liability to Licensee.

C. If Licensee continues in possession of the Office after the termination of the License Period, such possession will be upon and subject to the terms of this Agreement, except that Licensee shall pay to Licensor an amount equal to twice the Monthly Base Office Charge and Monthly Base Service Charges in effect at the end of the License Period, together with any additional service charges payable hereunder. In addition, Licensee shall and

Licensee Initials ______

hereby does indemnify and hold harmless Licensor from all loss, cost and expense resulting from Licensee's failure to vacate the Office, including, without limitation, any claims or losses resulting from Licensor's inability to deliver the Office to another licensee. Licensor shall be entitled to exercise all remedies on account of such failure to vacate, and Licensee's obligation to pay any sums and Licensor's acceptance thereof will be without prejudice to such remedies.

6. PAYMENTS:

A. Licensee agrees to pay the Monthly Base Office Charge, the Total Service Charges and all applicable sales or use taxes thereon in advance on the first day of each calendar month during the License Period without any offset, demand or deduction. Charges for Additional Services are due with the next payment of Total Fixed Monthly Charges.

B. If Licensee fails to pay any sum due hereunder within five days after the date due, Licensee shall pay a late charge equal to 5% of such unpaid sum.

7. PRE-PAYMENT INCENTIVE:

Upon the execution of this Agreement, Licensee shall pay, prior to the first day of the lease term, an amount of $47,469, plus all sales or use tax thereon, to secure the premises. As an incentive, the Licensee shall receive a pre-payment discount of approximately 5% or $600 on the Total Fixed Monthly Charges, as well as no fixed increase from 2024. No additional incentives or interest will be paid to Licensee on the prepayment, and the prepayment may be commingled with other funds.

8. SERVICES:

A. From time to time upon the written request of Licensee, Licensor, at its sole option (and subject to availability), may provide Additional Services (in addition to the Services comprising the Total Service Charges). The fee schedule for the Additional Services is available upon request and fees may be increased and services added or dropped at any time and from time to time without notice. Licensee agrees to pay all charges authorized by Licensee or the employee(s) listed on the first page as Authorized Users (as such list may be updated). Licensee will pay for all Additional Services at the time that it makes its next payment of Total Fixed Monthly Charges. Licensor and any vendors designated by Licensor are the only authorized service providers in the Center. If Licensee defaults under this Agreement, Licensor, in addition to any other remedies provided under this Agreement, may cease providing any services to the Office without resort to legal process.

B. Upon termination of this Agreement, Licensee must notify all parties of Licensee's change of address, telephone and fax numbers. All telephone and facsimile numbers are the property of Licensor and will not be transferred to Licensee at the end of the License Period. Licensor is not responsible for taking any phone calls on Licensee's behalf or for holding or forwarding any of Licensee's mail after the termination of the License Period.

C. All keys and entry cards remain the property of Licensor and may not be duplicated or transferred to third parties. The loss of keys or cards must be reported to Licensor immediately. The cost of replacing lost keys or cards as well as the cost of changing locks will be paid by Licensee to Licensor immediately following demand therefor.

9. DEFAULT:

A. Licensee is in default under this Agreement if (a) Licensee fails to pay any amounts due hereunder on the date due and such failure continues for five (5) days after notice thereof from Licensor, provided that if Licensor delivers two late payment notices in any 4 month period, Licensee will be in default following any subsequent late payment without notice or opportunity to cure; or (b) Licensee fails to comply with any of the other terms of this Agreement and any such failure continues for five (5) days after notice thereof from Licensor. If Licensee is in default hereunder, Licensor may, with or without notice to Licensee, in addition to and not in lieu of any other available remedies, terminate this Agreement. In such event, Licensor may, after complying with any applicable legal requirements, take possession of the Office. Licensee will remain liable for all obligations which have previously accrued and, to the maximum extent permitted by law, for all obligations which may subsequently accrue hereunder, including, without limitation, the Total Fixed Monthly Charges for the unexpired License Period.

B. If Licensee becomes insolvent, admits in writing to inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency statute, makes an assignment for the benefit of creditors, consents to the appointment of a receiver, or files a petition or answer seeking reorganization or arrangement under federal bankruptcy laws, Licensor may terminate this Agreement with or without notice to Licensee in addition to any of its other available remedies. In such event, Licensee will remain liable for all obligations that have previously accrued and will pay to Licensor a sum equal to the Total Fixed Monthly Charges for the unexpired License Period, together with all damages Licensor may incur by reason thereof, including attorneys' fees and expenses.

10. LICENSOR'S REMEDIES:

Upon a default by Licensee under this Agreement, Licensor may avail itself of any and all remedies at law or in equity including, without limitation, any or all of the following: (i) terminating Licensee's rights under this Agreement, in which event Licensee will immediately remove its personal property from the Office and deliver possession thereof to Licensor; (ii) seek recovery of all unpaid amounts from Licensee; (iii) recover payments of the Total Fixed Monthly Charges for the remainder of the License Period; (iv) recover all costs incurred by Licensor in connection with Licensee's default, including, without limitation, all attorneys' fees and costs; (v) apply the Retainer against any amounts owed to Licensor under this Agreement; and (vi) if Licensee does not promptly remove its personal property from the Office, sell such personal property and apply the resulting proceeds against amounts owed to Licensor under this Agreement.

Licensee Initials

11. LIMITATION OF LIABILITY:

Licensee expressly waives (i) any and all claims against Licensor and any of its respective officers, directors, employees, shareholders, partners, members or agents (collectively, the "Parties") for damages, direct, indirect or consequential, including, but not limited to, lost business or profits, and (ii) any right to terminate this Agreement that may result from Licensor's failure (or the condominium association's or other third party's failure) for any reason to furnish any service or utility, including, without limitation, occupancy of the Office, or any error, interruption, suspension or delay with any service or utility regardless of the reason therefor. Redress for any claim that is permitted against Licensor under this Agreement will be limited to and enforceable only against and to the extent of Licensor's interest in the Center. LICENSEE EXPRESSLY WAIVES ANY CLAIM AGAINST THE PARTIES FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE OR ANY DELAY OR INTERRUPTION OF SERVICES.

12. WAIVER; INSURANCE; CASUALTY AND CONDEMNATION

A. Licensee is responsible for any damage Licensee may cause to the Center or the Office, the Furniture or any of Licensor's equipment beyond normal wear and tear. Upon reasonable prior notice (except in the event of an emergency), which notice may be oral, Licensor may at any time and from time to time (a) perform repairs and alterations in the Office as Licensor deems necessary, (b) show the Office to prospective licensees and (c) inspect the Office. In such event, Licensor shall use reasonable efforts not to disrupt Licensee's business, but Licensor will not be liable to Licensee for any damages, nor will this Agreement or the obligations of Licensee be affected by any resulting disruption.

B. Licensee acknowledges and agrees on behalf of itself, its employees, invitees and guests that the Parties are not liable for any damage to or loss of any personal property or any claim with respect to any injury to or death of any person in or about the Office or the Center. Licensee assumes all risk of loss with respect to the personal property of Licensee and its agents, employees and invitees within the Office or the Center.

C. To the extent that the party sustaining a loss by fire or other casualty to its property is compensated by insurance (or would have been compensated by insurance required under this Agreement if the required insurance was not actually maintained), Licensor and Licensee each waives all rights of recovery against the other party and no third party shall have any right of recovery by way of subrogation.

D. During Licensee's occupancy of the Office and use of the Center, Licensee shall maintain with an insurer licensed to do business in Florida with a minimum Best's rating of "A-; VII", and subject to the prior approval of Licensor, (a) all risk property insurance in an amount equal to the full replacement value of Licensee's personal property and (b) commercial general liability insurance of no less than $1,000,000 per occurrence, with Licensor and any other parties designated by Licensor named as additional insureds. Licensee shall deliver to Licensor certificates of insurance evidencing such coverage prior to the commencement of the License Period and any expiration date of such policy. All policies carried by Licensee must provide that the coverage may not be canceled unless thirty (30) days prior written notice is given to Licensor. Licensee will obtain any endorsements required by its insurer to evidence the waiver of subrogation in Section (C) above. Failure to carry insurance policies in accordance with these requirements will be a default.

E. If the Center is made unusable in whole or in part by fire or other casualty or a condemnation affecting the Center occurs, Licensor may, at its option, either terminate this Agreement upon notice to Licensee or repair the Center. The Monthly Base Office Charge and the Monthly Base Service Charges will be abated on a per diem basis with respect to the portions of the Office that are unusable.

13. RESTRICTION ON HIRING:

Licensor's employees are an essential part of Licensor's ability to deliver services. Licensee agrees that, during the License Period and for the twelve (12) month period immediately thereafter, Licensee and its principals, employees and affiliates will not hire any person who is an employee of Licensor or was an employee of Licensor during the License Period. If Licensee breaches the foregoing, Licensee agrees to pay liquidated damages in the amount of one-half of the final annual base salary of such employee that was payable by Licensor, it being agreed that the actual damage that would be sustained by Licensor as a result thereof would be speculative and extremely difficult to determine, and Licensor and Licensee agree that the liquidated damages are not a penalty, but rather are a reasonable estimate of Licensor's damages.

14. INDEMNITY:

To the fullest extent permitted by law, Licensee indemnifies and agrees to hold the Parties harmless, using legal counsel acceptable to the Parties in their sole discretion, from and against any and all loss, cost, liability and expense, including attorneys' fees and disbursements, arising from or alleged to arise from (a) any default by Licensee hereunder, (b) the use or occupancy of the Office or use of the Center by Licensee or any person claiming under Licensee, (c) any act or omission of Licensee or Licensee's agents, employees, contractors, guests or invitees or (d) any injury to or death of any person or damage to property. The aforementioned indemnity and hold harmless will apply whether the claim is between the Parties and Licensee or a third party. Licensee shall pay to Licensor, within ten (10) days following demand therefore, all losses, costs, liabilities and expenses referred to in this Article.

15. MISCELLANEOUS:

A. Any notice (other than bills, which may be sent by hand delivery or by ordinary mail) shall be in writing and shall be given by (a) certified or registered mail, postage prepaid, return receipt requested, (b) reputable overnight courier or (c) hand delivery (with confirmation of delivery), addressed to Licensee or Licensor at its address as stated on the first page of this Agreement. Either party may change its address by delivering notice in accordance with this paragraph. Such notice shall be deemed to have been given upon receipt or rejection of delivery.

B. If Licensor places the enforcement of this Agreement or the collection of any sums payable hereunder, or recovery of the possession of the Office, in the hands of an attorney, Licensor shall recover its attorneys' fees, disbursements, mediation and/or arbitration fees and costs and court costs from Licensee in connection with such matter, unless such enforcement or collection goes to trial and Licensor does not obtain substantially the relief sought.

C. No advertising of any type using the address of the Center may be employed by Licensee without the prior written consent of Licensor, which may be granted or denied in the sole and absolute discretion of Licensor. Use of the address on business cards, websites, and other standard business practices is acceptable without written consent.

Licensee Initials

D. The name of Licensee shall be listed on the Center directory at the expense of Licensee, if such listing is available.

E. Licensee shall comply with all laws and other requirements regulating the conduct of Licensee's business including, without limitation, all business licensing requirements. Licensee agrees to pay promptly (i) all sales, use, excise and any other taxes and license fees that Licensee is required to pay to any governmental authority (and, at Licensor's request, will provide evidence of such payment) and (ii) any taxes paid by Licensor to any governmental authority that are attributable to the Office, including, without limitation, any gross receipts, rent and occupancy taxes, or tangible personal property taxes.

F. Licensor and Licensee each represents that it dealt with no broker or brokers in the negotiation of this Agreement. Licensee indemnifies and agrees to hold Licensor harmless from any loss, cost or liability arising out of any inaccuracy or alleged inaccuracy of the above representation, including, without limitation, court costs and attorneys' fees.

G. Licensor may assign this Agreement and Licensee agrees to any such assignee and agrees to acknowledge such assignee as the "Licensor" under this Agreement. Upon any such assignment, Licensor shall be discharged from all liability hereunder.

H. If Licensee defaults hereunder, Licensor may, without waiving such default, remedy such default for the account and at the expense of Licensee.

I. Licensee may not assign this Agreement or sublet all or any portion of the Office without Licensor's prior written consent, which consent may be withheld in Licensor's sole discretion, and any such purported assignment or sublease without such consent shall be void and is a default under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

J. This Agreement supersedes any prior agreements and embodies the entire agreement between Licensor and Licensee. There shall be no presumption of construction against the drafter of this Agreement.

K. Licensee hereby waives trial by jury in connection with any dispute arising out of this Agreement. Licensee consents to venue in Osceola County, Florida with respect to any action or proceeding brought therein by Licensor against Licensee concerning any matters arising out of this Agreement. This Agreement will be interpreted under the laws of the State of Florida. This Agreement may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought. Licensor's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent Licensor from enforcing any provision of this Agreement in the future. No receipt of money by Licensor shall be deemed to waive any default of Licensee. If Licensee shall be more than one person or party, all of such parties shall be liable jointly and severally for all obligations arising hereunder.

16. CONFIDENTIALITY:

The terms of this Agreement are confidential and neither the Agreement nor any short form or memorandum thereof may be recorded in the public records. Neither party may disclose the terms without the other's consent unless required to do so by law or an official authority. This obligation continues after the Agreement ends.

17. CONDOMINIUM:

The Center is part of a condominium, and is subject to the provisions of the condominium declaration ("Declaration") and any rules adopted by the condominium association ("Association") from time to time. The provisions of the Declaration and the rules of the Association are in addition to the terms of this Agreement and any rules and regulations adopted by Licensor. Licensee acknowledges that it is familiar with the Declaration and the rules of the Association, and agrees that its occupancy of the Office and use of the Center will comply fully with the Declaration and the Association's rules, and that Licensee's failure to comply fully will be a default under this Agreement. Licensee further acknowledges that Licensor is not responsible for performing any of the duties of the Association, and Licensee releases Licensor from any loss, damage or liability resulting from the Association's failure to perform any of its duties or responsibilities under the Declaration.

18. PARKING:

Licensor will provide unreserved parking within or near the Center for Licensee, its employees and invitees. Licensee will be responsible for ensuring that its employees and invitees observe all applicable rules and regulations with respect to the parking spaces provided by Licensor, including, without limitation, all condominium rules. Upon request, Licensee will provide Licensor with the license plate numbers of all of its employees that are authorized to park at the Center. Licensor may restrict the number of vehicles being parked by Licensee, its employees and invitees in order to ensure that ample parking remains available to other licensees in the Center. In no event will Licensee, its employees or invitees park commercial vehicles of any type within the parking areas provided by Licensor. License acknowledges that the use of such parking spaces by Licensee's employees and invitees will be solely at their own risk, and Licensee waives any claims against Licensor for use of the parking provided by Licensor.

19. GUARANTY:

As a material factor in its decision to enter into this Agreement, Licensor may require a third party guarantor of Licensee's performance. In such event, the third party guarantor will execute and be bound by the terms of the "Guaranty" that is attached hereto as Addendum "A".

20. COMPLIANCE:

Licensee warrants that is in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the "Financial Control Laws"), including, but not limited to, those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections

Licensee Initials

5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq. Licensee is not a Barred Person (hereinafter defined) nor is Licensee owned or controlled, directly or indirectly, by any Barred Person; and Licensor is not acting, directly or indirectly, for or on behalf of any Barred Person. "Barred Person" means: (i) any person, group or entity named as a "Specially Designated National and Blocked Person" or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (ii) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (iii) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC and (iv) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government. Borrower understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

Center Rules and Regulations

Licensee agrees to the following Center Rules and Regulations:

- Noise levels shall be conducive to a professional environment and shall not interfere with or disturb occupants of other offices.
- Licensees and their employees and guests shall conduct themselves in a businesslike manner; professional attire must be worn at all times.
- Cell phone use is not permitted in the halls, reception area or any other common area.
- Common areas, including the conference rooms, kitchen, and reception area, are for the use of all Licensees. Licensees must leave these spaces clean after each use. Licensees are responsible for their own dishes and disposal of garbage.
- Licensees may not conduct meetings in common areas other than conference rooms.
- Neither Licensee nor Licensee's employees, agents, representatives or invitees may participate in any type of harassing or disruptive behavior, whether verbal or physical, in the Center.
- All corridors, halls, elevators and stairways may not be obstructed by Licensee or used for any purpose other than normal egress and ingress.
- No advertisement, identifying signs, personal items or artwork or other notices may be inscribed, painted or affixed on any part of the corridors, doors, common areas or cubicles within written approval from Licensor, which approval may be withheld in Licensor's sole discretion.
- Licensee may not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.
- Licensee may not modify existing locks or install additional locks or bolts of any kind on any of the doors or windows of the Center.
- Licensee may not conduct any activity within the Center that in the sole judgment of Licensor will create excessive traffic or is inappropriate to a shared office environment.
- Licensee will escort all invitees to the Center at all times. At no time will an invitee be permitted to walk freely through the Center.
- Internet and Phone Service will be restricted to standard business bandwidths. Bandwidth for internet will be limited to 256K and 1.5 Megs.

Licensee Initials ____

SIGNATURE AREA FOR OFFICE SERVICE AGREEMENT

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Office Service Agreement as of the day and year first above written.

LICENSOR:

CELEBRATION CORPORATE CENTER, LLC, a Florida limited liability company

By: KO
Name: Kathleen Otero
Title: Manager
Email Address: kathleen@celebrationcorporatecenter.com
Date: 06/30/2024

LICENSEE:

By:
Name: Joseph La Rosa
Title: CEO at La Rosa Holdings Corp
Email Address: joe@larosarealtycorp.com
Federal Tax ID No.: 87-1641189
Phone Number: 407-592-4667
Date: 06/30/2025

Licensee Initials